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                                  EXHIBIT 23.1


              INDEPENDENT AUDITOR'S CONSENT - DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ENCAD, Inc. on Form S-8 of our reports dated February 18, 2000, appearing in this Annual Report on Form 10-K of ENCAD, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

San Diego, California
March 23, 2001